UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006
RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 296-6501
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On December 8, 2006, RAM Holdings Ltd. issued a press release attached hereto as Exhibit 99.1 in connection with its offering of $75 million non-cumulative preference shares.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document Description
99.1	Press Release, dated December 8, 2006 announcing sale of Series A Preference Shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd. (Registrant)
Dated: December 12, 2006	By:	/s/ Victoria W. Guest
		Name:	Victoria W. Guest
		Title:	General Counsel